SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                              Form 8-K

                           CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

                   Date of Report - April 27, 2000

                 UNION NATIONAL FINANCIAL CORPORATION
        (Exact name of registrant as specified in its charter)



    Pennsylvania                0-19214            23-2415179
---------------------------    -------------      -----------

(State or other jurisdiction (Commission File     (IRS Employer
     of Incorporation)             Number)       Identification
                                                    Number)

   101 East Main Street, P.O. Box 567
         Mount Joy, Pennsylvania                        17552
---------------------------------------            --------------
(Address of principal executive offices)              (Zip Code)



 Registrant's telephone number including area code: (717) 653-1441
                                                    --------------


                                N/A
-----------------------------------------------------------------
   (Former name or former address, if changed since last report)

Item 1.    Changes in Control of Registrant

           Not Applicable.

Item 2.    Acquisition or Disposition of Assets.

           Not Applicable.

Item 3.    Bankruptcy or Receivership.

           Not Applicable.

Item 4.    Changes in Registrant's Certifying Accountant.

           (b) On April 27, 2000, the Registrant engaged Beard & Company Inc. as its independent public accountant for the examination of the Registrant's financial statements for the fiscal year ending December 31, 2000, replacing the Registrant's prior independent accountant, Trout, Ebersole & Groff, LLP.

                  During the Registrant's two fiscal years ended December 31, 1999 and 1998 and the subsequent interim period preceding Beard's appointment, neither the Registrant nor any person acting on its behalf consulted Beard regarding: (1) application of accounting principles to a specified transaction, either completed or proposed,(2) the type of audit opinion that might be rendered on the Registrant's financial statements, or (3) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and its related instructions) with its predecessor accountant or constituted a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

                 The change in accountants was recommended by the Audit Committee of the Registrant's Board of Directors and approved by the Board of Directors on April 27, 2000. Trout, Ebersole & Groff, LLP's declination to be reappointed as the Registrant's independent public accountant was previously reported on Form 8-K filed with the SEC on April 10, 2000.

Item 5.    Other Events.

           Not Applicable.

Item 6.    Resignations of Registrant's Directors.

           Not Applicable.

Item 7.    Financial Statements and Exhibits.

           (a)    Not Applicable.

           (b)    Not Applicable.

           (c)    Not Applicable.

Item 8.    Change in Fiscal Year.

           Not Applicable.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             UNION NATIONAL FINANCIAL CORPORATION
                             (Registrant)


Dated: April 27, 2000        /s/Mark D. Gainer
                             ----------------------------------

                             Mark D. Gainer,
                             President & Chief Executive Officer


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